THIS AGREEMENT IS SUBJECT TO ARBITRATION


STATE OF TEXAS       ss.
                     ss.
COUNTY OF DALLAS     ss.


                              EMPLOYMENT AGREEMENT

          THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of February 29, 2008, but effective as of February 1, 2008 (the "Effective Date"), by and between CUBIC ENERGY, INC., a Texas corporation (the "Company"), and JON S. ROSS (the "Employee").

          WHEREAS, the Company desires to enter into an employment relationship with the Employee on certain terms and conditions as set forth herein; and

          WHEREAS, the Employee is willing to accept such employment;

          NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants and promises hereinafter contained, do hereby agree as follows:

          1. Employment. The Company hereby employs Employee in the capacity of Corporate Secretary, or in such other positions of the same or greater stature as the Company may direct or desire, and Employee hereby accepts the employment, on the terms and conditions hereinafter set forth.

          2. Duties. The Employee's principal duties and responsibilities shall be as set forth in the Bylaws of the Company. The Employee agrees to perform such services and duties and hold such offices as may be assigned to him from time to time by the Company and to devote a reasonable amount of time, consistent with past practices, to the performance thereof. It is understood that Employee has and will have other business endeavors, but Employee is hereby agreeing to devote the majority of his time, if not more, to his duties on behalf of Employer.

          3. Term. The term of employment under this Agreement shall begin on the Effective Date and continue until terminated as herein provided.

          4. Salary and Other Compensation. As compensation for the services to be rendered by the Employee to the Company pursuant to this Agreement, the Employee shall be paid the following compensation and other benefits:

               (a) Salary: $12,500 per month, payable in accordance with the Company's ordinary payroll practices, and subject to all applicable withholding obligations, or such higher compensation as may be established by the Company from time to time. Should the employee become "Partially Disabled," which for purposes of this subsection means the inability because of any physical or emotional illness to perform his assigned duties under this Agreement, the

Employee's Salary shall nevertheless be paid in full prior to the Employee's termination pursuant to Section 10. If the Employee, during any period of Partial Disability, receives any periodic payments representing lost compensation under any health and accident policy or under any salary continuation insurance policy, the premiums for which have been paid by the Company, the amount of Salary that the Employee would be entitled to receive from the Company during the Partial Disability shall be decreased by the amounts of such payments.

               (b) Stock Grant: The Company shall issue to the Employee restricted shares of Common Stock, on such dates and in such amounts as may be determined by the Compensation Committee and/or the Board of Directors of the Company.

               (c) Employee Benefit Plans: The Employee shall be eligible to participate, to the extent he may be eligible, in any profit sharing, retirement, insurance or other employee benefit plan maintained by the Company.

               The Employee acknowledges and agrees that he shall not be entitled to any additional compensation with respect to his service on the Company's Board of Directors or on any committee thereof.

          5. Life and Health Insurance. The Company, in its discretion, may apply for and procure in its own name and for its own benefit, life insurance on the life of the Employee in any amount or amounts considered advisable by the Company, and the Employee shall submit to any medical or other examination and execute and deliver any application or other instrument in writing, reasonably necessary to effectuate such insurance. The Company may provide health insurance, including major medical coverage, for the Employee. All insurance provided to Employee shall be in such form and provide such coverage as may be determined by the Board of Directors or the Compensation Committee of the Board of Directors.

          6. Vacations and Leave. The Employee shall be entitled to the same vacation and leave time as the other executive officers of the Company, or as otherwise approved by the Board of Directors.

          7. Non-Disclosure of Confidential Information. The Employee acknowledges that in and as a result of his employment by the Company, he will be making use of, acquiring, and/or adding to confidential information of a special and unique nature and value relating to such matters as the Company's patents, copyrights, proprietary information, trade secrets, systems, procedures, manuals, confidential reports, and lists of customers (which are deemed for all purposes confidential and proprietary), as well as the nature and type of services rendered by the Company, the equipment and methods used, and the fees paid by the Company in obtaining services. As a material inducement to the Company to enter into this Agreement and to pay to Employee the compensation stated in Section 4, the Employee covenants and agrees that he shall not, at any time during or following the term of his employment, directly or indirectly divulge or disclose for any purpose whatsoever any confidential information that has been obtained by, or disclosed to, him as a result of his employment by the Company, except to affiliates of the Company.

          8. Reasonableness of Restrictions



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

               (a) The Employee has carefully read and considered the provisions of Section 7, and, having done so, agrees that the restrictions set forth in that section, including, but not limited to, the time period of restriction is fair and reasonable and is reasonably required for the protection of the interests of the Company and its subsidiary and affiliated entities, officers, directors, shareholders, and other employees.

               (b) In the event that, notwithstanding the foregoing, any of the provisions of Section 7 shall be held to be invalid or unenforceable, the remaining provisions thereof shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable parts had not been included therein. In the event that any provision of Section 7 shall be declared by a court of competent jurisdiction to exceed the maximum restrictiveness such court deems reasonable and enforceable, restrictions deemed reasonable and enforceable by the court shall become and thereafter be the maximum restrictions in such regard, and the restrictions shall remain enforceable to the fullest extent deemed reasonable by such court.

          9. Remedies for Breach of Employee's Covenant of Non-Disclosure. In the event of a breach or threatened breach of any of the covenants in Section 7, the Company shall have the right to seek monetary damages for any past breach and equitable relief, including specific performance by means of an injunction against the Employee or against the Employee's affiliates, agents, representatives, servants, employers, employees, family members and/or any and all persons acting directly or indirectly by or with him, to prevent or restrain any such breach.

          10. Termination. Employment of the Employee under this Agreement may/will be terminated:

               (a) Death. By the Employee's death.

               (b) If the Employee is Totally Disabled. For the purposes of this Agreement, the Employee will be Totally Disabled if he (i) has been declared legally incompetent by a final court decree (the date of such decree being deemed to be the date on which the disability occurred), (ii) receives disability insurance benefits from any disability income insurance policy maintained by the Company for a period of six (6) consecutive months, or (iii) has been found to be disabled pursuant to a Disability Determination. A
Disability Determination means a finding that the Employee, because of a medically determinable disease, injury, or other mental or physical disability, is unable to perform substantially all of his regular duties to the Company and that such disability is determined or reasonably expected to last at least twelve (12) months. The Disability Determination shall be based on the written opinion of the physician regularly attending the Employee. If the Company disagrees with the opinion of this physician (the "First Physician"), it may engage at its own expense another physician (the "Second Physician") to examine the Employee. If the First and Second Physicians agree in writing that the Employee is or is not disabled, their written opinion shall, except as otherwise set forth in this subsection, be conclusive on the issue of disability. If the First and Second Physicians disagree on the disability of the Employee, they shall choose a third consulting physician (whose expense shall be borne by the Company), and the written opinion of a majority of these three physicians shall, except as otherwise provided in this subsection, be conclusive as to the Employee's disability. The date of any written opinion conclusively finding the

Employee to be disabled is the date on which the disability will be deemed to have occurred. If there is a conclusive finding that the Employee is not Totally Disabled, the Company shall have the right to request additional Disability
Determinations provided it agrees to pay all the expenses of the Disability Determinations and does not request an additional Disability Determination more frequently than once every three (3) months. In conjunction with a Disability Determination, the Employee hereby consents to any required medical examination, and agrees to furnish any medical information requested by any examining physician and to waive any applicable physician-patient privilege that may arise because of such examination. All physicians except the First Physician must be board-certified in the specialty most closely related to the nature of the disability alleged to exist.

               (c) By the  Company  for  Just  Cause.  This  Agreement  and  the
Employee's employment with the Company may be terminated for Just Cause at any time in accordance with Section 11. For purposes of this Agreement, Just Cause shall mean only the following: (i) a conviction of or a plea of guilty or nolo contendre by the Employee to a felony or misdemeanor involving fraud, embezzlement, theft or dishonesty or other criminal conduct, (ii) habitual neglect of the Employee's duties or failure by the Employee to perform or observe any substantial lawful obligation of such employment that is not remedied promptly following written notice or (iii) any material breach by the Employee of this Agreement that is not remedied promptly following written notice. Should the Employee dispute whether he was terminated for Just Cause, then the Company and the Employee shall enter immediately into binding arbitration pursuant to the Commercial Arbitration Rules of the American Arbitration Association, the cost of which shall be borne by the substantially non-prevailing party.

               (d)  By  Employee  for  Good  Reason.   This  Agreement  and  the
Employee's employment with the Company may be terminated at any time, at the election of the Employee, for Good Reason in accordance with Section 11 and such termination for Good Reason shall be treated as an involuntary separation from service within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the "Code") and the Treasury regulations promulgated thereunder. As used in this Agreement, Good Reason shall mean (i) the assignment to the Employee of duties inconsistent with the title of Secretary of the Company or his then current office, or a material diminution in the Employee's then current authority, duties or responsibilities; (ii) the material diminution of the Employee's then current Salary or other action or inaction that constitutes a material breach of this Agreement by the Company; (iii) the relocation of the Company's principal executive offices to a location more than fifty (50) miles from the Company's then current offices or the transfer of the Employee to a place other than the Company's principal executive offices (excepting required travel on the Company's business). Prior to any termination at the election of the Employee for Good Reason, the Employee must provide notice to the Company within ninety (90) days of the initial occurrence of such event upon which Good Reason is based, and provide the Company not less than thirty (30) days to cure such event in which case the Company shall not be required to make the payments required by Section 12(b).

               (e) Expiration of Time. At the end of 36 months from the Effective Date (the "Term"); provided, however, that the Term shall be extended automatically at the end of each month by one additional month unless by such date the Compensation Committee or the Board of Directors gives written notice to the Employee that the Term shall not be so extended. Such notice may indicate that it shall have the effect of preventing any further extension of the Term.

          11. Notice of Termination. Any purported termination of the Employee's employment, either by the Company for Just Cause or by the Employee for Good Reason, shall be communicated by a written Notice of Termination to the other party hereto. Such notice shall indicate a specific termination provision in this Agreement which is relied upon, recite the facts and circumstances claimed to provide the basis for such termination and specify the Date of Termination. As used in this Agreement, Date of Termination shall mean the date specified in the Notice of Termination, if Notice of Termination is required pursuant to the previous sentence, which date shall not be less than thirty (30) nor more than sixty (60) days from the date the Notice of Termination is given. If Notice of Termination is not so required, then the Date of Termination shall be the date of the event giving rise to such termination. If within thirty (30) days from the date the Notice of Termination is given, the party receiving such notice notifies the other party that a dispute exists concerning such termination, the Date of Termination shall be the date on which the dispute is finally resolved. The Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute by entering immediately into binding arbitration pursuant to the Commercial Arbitration Rules of the American Arbitration Association, the cost of which shall be borne by the substantially non-prevailing party. Notwithstanding the pendency of any such dispute, the Company will continue to pay the Employee his full Salary in effect as of the date of the Notice of Termination and continue the Employee as a participant in all compensation, benefit and insurance plans in which he was participating at such date, until the dispute is finally resolved. Notwithstanding the preceding or any provision of this Agreement to the contrary, the Employee's termination shall not be considered for Good Reason unless any dispute with respect to such Good Reason termination is resolved and the Employee's Date of Termination is not later than two (2) years from the initial occurrence of the event upon which Good Reason is based.

          12.  Payments  Upon   Termination.   Payments  to  the  Employee  upon
termination shall be as follows:

               (a) If the Employee is terminated upon death pursuant to Section 10(a), Total Disability pursuant to Section 10(b), Just Cause pursuant to
Section 10(c) or time pursuant to Section 10(e), the Employee shall be entitled to all arrearages of Salary as of the Date of Termination but shall not be entitled to further compensation.

               (b) If the  Employee  terminates  for  Good  Reason  pursuant  to
Section 10(d), or if the Employee is terminated by the Company other than pursuant to Section 10(a), the Employee shall be entitled to all remaining Salary under this Agreement to the end of the Term, payable in a lump sum amount on the first business day of the payroll period next following the Date of Termination, subject to the provisions of Section 13 (the "Severance Payment"); and, in addition, be entitled to receive all stock compensation pursuant to
Section 4(b) through the end of the Term.



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

          13. Limitation or Payments Upon Termination; Deferral of Payments.

               (a) Change in Control. As used in the Agreement, the term "Change in Control" shall mean:

               (i) a change in the ownership of the Company which shall be deemed to occur on the date that any one person, or more than one person acting as a group (as determined under Section 13(b)(i)), acquires ownership of stock of the Company that, together with stock held by such person or group, has more than 50% of the total fair market value or total voting power of the stock of the Company; provided, however, if any one person, or more than one person acting as a group, is considered to own more than 50% of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons is not considered to cause a change in the ownership of the Company;

               (ii) a change in the effective control of the Company which shall be presumed to occur on the date that either (A) any one person, or more than one person acting as a group (as determined under Section 13(b)(i)), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 20% or more of the total voting power of the stock of the Company, or (B) a majority of members of the Board of Directors of the Company is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors of the Company prior to the date of the appointment or election; or

               (iii) a change in the ownership of a substantial portion of the Company's assets which shall be deemed to occur on the date that any one person, or more than one person acting as a group (as determined under Section 13(b)(ii)), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than one-third of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided that for this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

The determination of whether a Change in Control of the Company has occurred for purposes of this Section 13(a) shall be made in accordance with the Treasury regulations promulgated under Section 280G of the Code. The presumption under
Section 13(a)(ii) that a Change in Control of the Company has occurred by reason of the occurrence of an event described in Section 13(a)(ii) may be rebutted by establishing that such acquisition or acquisitions of the stock of the Company, or such replacement of the majority of the members of the Board of Directors of the Company, does not transfer the power to control (directly or indirectly) the management and policies of the Company from any one person (or more than one person acting as a group as determined under Section 13(b)(i)) to another person (or group).

                  (b) Persons Acting as a Group. For purposes of determining whether a Change in Control of the Company has occurred under Section 13(a):

               (i) persons shall not be considered to be acting as a group for purposes of Section 13(a)(i) or Section 13(a)(ii) merely because they happen to purchase or own stock of the Company at the same time, or as a result of the same public offering; provided, however, persons shall be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company; and

               (ii) persons shall not be considered to be acting as a group for purposes of Section 13(a)(iii), merely because they happen to purchase assets of the Company at the same time, or as a result of the same public offering; provided, however, persons shall be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of assets, or similar business transaction with the Company.

                  (c) Possible Reduction of Severance Payment. If the Employee is terminated without Just Cause or the Employee terminates his employment for Good Reason within the period beginning one year before and ending one year after the Change in Control of the Company, and the presumption, if any, under the Treasury regulations promulgated under Section 280G of the Code that such employment termination was contingent on that Change in Control is not successfully rebutted, then the Severance Payment specified in Section 12(b) shall be adjusted as set forth below:

               (i) The Severance Payment shall be reduced to an amount equal to 2.99 times the average of the annual compensation which was payable to the Employee by the Company and includible in the Employee's gross income for federal income tax purposes for the five (5) calendar years ending before the calendar year in which a Change in Control occurred, or for the portion of such period during which the Employee was actually employed by the Company if the Employee has been employed by the Company for less than five (5) calendar years (the "Base Period"). The Employee's average annual compensation shall be determined in accordance with the Treasury regulations promulgated under Section 280G(d) of the Code. As used in this Agreement, the term "compensation" shall mean and include every type and form of compensation includible in the Employee's gross income in respect of his employment by the Company, including compensation income recognized as a result of the exercise of stock options or sale of the stock so acquired, except to the extent otherwise provided in the Treasury regulations promulgated under Section 280G(d) of the Code.

               (ii) The Severance Payment shall be further reduced by the amount of any other payment or the value of any benefit received or to be received by the Employee in connection with the termination of his employment or contingent upon a Change in Control (whether payable pursuant to the terms of this Agreement, any other plan, agreement or arrangement with the Company) unless (A) the Employee shall have effectively waived in writing his receipt or enjoyment of such payment or benefit prior to the date of payment or receipt of the Severance Payment, (B) in the opinion of tax counsel selected by the Company, such other payment or benefit does not constitute a "parachute payment" within the meaning of Section 280G(b)(2) of the Code, or (C) in the opinion of such tax counsel, the Severance Payment (in its full amount or as partially reduced, as the case may be) plus all other payments or benefits which constitute "parachute payments" within the meaning of Section 280G(b)(2) of the Code are deductible by the Company. The value of any non-cash benefit or any deferred payment shall be determined by the independent auditors of the Company in accordance with the principles of Section 280G(d) (3) and (4) of the Code.

               (d) Deferral of Payment Date Under Section 12(b). No payment of the Severance Payment, as reduced in accordance with Section 13(c), shall be paid during the six-month period following the Employee's Date of Termination unless the Company determines that the Employee is not a "specified employee" (as that term is defined in the Treasury regulations promulgated Section 409A of the Code), or if the Company determines that the Employee is a "specified employee," that paying such amount would not cause the Employee to incur an additional tax under Section 409A of the Code. The six-month delay required by the preceding sentence shall not apply to the extent (i) the amount of such reduced Severance Payment, or any portion thereof, constitutes a short-term deferral within the meaning of the Treasury regulations promulgated under
Section 409A of the Code, and (ii) to the extent the amount of such reduced Severance Payment does not constitute a short-term deferral, the amount of such reduced Severance Payment, or any portion thereof, does not exceed two times the lesser of (A) the Employee's annualized compensation based upon the Employee's annual rate of pay for services provided to the Company for the taxable year of the Employee preceding the taxable year in which the Date of Termination occurs (adjusted for any increase during that year that was expected to continue indefinitely had no separation from service occurred), or (B) the maximum amount that may be taken into account under a qualified plan pursuant to Section

401(a)(17) of the Code for the year in which the Date of Termination occurs. If the payment of any amount of the reduced Severance Payment is delayed as a result of the application of this Section 13(d), on the first business day following the end of the six-month delay period, the Company shall pay the Employee a lump-sum amount equal to the amount that would have otherwise been previously paid to the Employee under Section 12(b) during such six-month delay period. The provisions of this Section 13(d) shall apply only to the minimum extent necessary, after application of the Treasury regulations under Section 409A of the Code, to avoid the Employee's incurrence of any additional taxes or penalties under Section 409A of the Code. Notwithstanding anything to the contrary contained herein, the Company shall not be responsible for, or have any obligation to reimburse or pay (as damages or otherwise) any taxes or interest charges imposed on the Employee pursuant to Section 409A of the Code.

          14. Resignation Upon Termination. In the event of termination of this Agreement other than for death, the Employee hereby agrees to resign from all positions held in the Company, including without limitations any position as a director, officer, agent, trustee or consultant of the Company or any affiliate of the Company. For the purposes of this provision, the term "affiliate" means any entity that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the Company.

          15. Waiver. A party's failure to insist on compliance or enforcement of any provision of this Agreement, shall not affect the validity or enforceability or constitute a waiver of future enforcement of that provision or of any other provision of this Agreement by that party or any other party.

          16. Governing Law. This Agreement shall in all respects be subject to, and governed by, the laws of the State of Texas.

          17. Severability. The invalidity or unenforceability of any provision in the Agreement shall not in any way affect the validity or enforceability of any other provision and this Agreement shall be construed in all respects as if such invalid or unenforceable provision had never been in the Agreement.

          18. Notice. Any and all notices required or permitted herein shall be deemed delivered if delivered personally or if mailed by registered or certified mail to the Company at its principal place of business and to the Employee at the address hereinafter set forth following the Employee's signature, or at such other address or addresses as either party may hereafter designate in writing to the other.

          19. Assignment. This Agreement, together with any amendments hereto, shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, assigns, heirs and personal representatives, except that the rights and benefits of the parties under this Agreement may not be assigned without the prior written consent of the other party.

          20. Amendments. This Agreement may be amended at any time by mutual consent of the parties hereto, with any such amendment to be invalid unless in writing, signed by the Company and the Employee.

          21. Entire Agreement. This Agreement, along with the Company handbook to the extent it does not specifically conflict with any provision of this Agreement, contains the entire agreement and understanding by and between the Employee and the Company with respect to the employment of the Employee, and no representations, promises, agreements, or understandings, written or oral, relating to the employment of the Employee by the Company not contained herein shall be of any force or effect.

          22. References to Gender and Number Terms. In construing this Agreement, feminine or number pronouns shall be substituted for those masculine in form and vice versa, and plural terms shall be substituted for singular and singular for plural in any place which the context so requires.

          23. Headings. The various headings in this Agreement are inserted for convenience only and are not part of the Agreement.

         IN WITNESS WHEREOF, the Company and Employee have duly executed this Agreement as of the date first above written.


                                COMPANY:
                                --------

                                CUBIC ENERGY, INC.


                                By: /s/ Calvin A. Wallen, III
                                    --------------------------------------------
                                    Name:  Calvin A. Wallen, III
                                    Title: President and Chief Executive Officer



                                EMPLOYEE:
                                ---------


                                /s/ Jon S. Ross
                                ------------------------------------------------
                                Jon S. Ross


                                Address for Notice:
                                -------------------

                                7040 Lavendale Avenue
                                Dallas, TX  75230